CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-39553) pertaining to the 1996 Non-Qualified Stock Option Plan of Applied Cellular Technology, Inc. and in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-25431) and related Prospectus of Applied cellular Technology, Inc. of our report dated September 29, 1997, with respect to the financial statements of Alacrity Systems, Inc. included in its Current Report on Form 8-K dated November 12, 1997, all filed with the Securities and Exchange Commission.



                                              Ernst & Young, LLP



Hackensack, New Jersey
November 12, 1997